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FORM 10-K 1994                                 Stone & Webster, Incorporated

Exhibit (23)


                                        Coopers & Lybrand L. L. P.
                                      a professional services firm
COOPERS
& LYBRAND





             CONSENT OF INDEPENDENT ACCOUNTANTS

                        ____________




We consent to the incorporation by reference in the registration statement of Stone & Webster, Incorporated and Participating
Subsidiaries on Form S-8 (File No. 33-23594) of our report dated
February 14, 1995, on our audits of the consolidated financial statements and financial statement schedule of Stone & Webster, Incorporated and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.



                                COOPERS & LYBRAND L. L. P.
                                COOPERS & LYBRAND L. L. P.




New York, New York
February 14, 1995